Exhibit 1.1

August 22, 2025

Protalix BioTherapeutics, Inc.

2 University Plaza, Suite 100

Hackensack, New Jersey 07601

Attention: Eyal Rubin, Chief Financial Officer

Dear Mr. Rubin:

Reference is made to the At The Market Offering Agreement, dated as of February 27, 2023, as amended on March 17, 2025 (the “ATM Agreement”), between Protalix BioTherapeutics, Inc. (the “Company”) and H.C. Wainwright & Co., LLC (“Wainwright”). This letter (the “Amendment”) constitutes an agreement between the Company and Wainwright to amend the ATM Agreement as set forth herein. Defined terms that are used but not defined herein shall have the meanings ascribed to such terms in the ATM Agreement.

1.             The defined term “Agreement” in the ATM Agreement is amended to mean the ATM Agreement as amended by this Amendment.

2.              The first sentence in the third paragraph of the ATM Agreement is hereby amended and restated as follows:

“The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) (i) a shelf registration statement on Form S-3 (File No. 333-264394) covering the public offering and sale of certain securities of the Company, including the Shares, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which shelf registration statement was declared effective by the Commission on April 29, 2022, and (ii) on April 28, 2025, a shelf registration statement on Form S-3 (File No. 333-286802) covering the public offering and sale of certain securities of the Company, including the Shares, under the 1933 Act and the 1933 Act Regulations, which shelf registration statement was declared effective by the Commission on August 22, 2025.”

3.             The second sentence in the third paragraph of the ATM Agreement is hereby amended by deleting the words “as of any time” and inserting in their place the words “as of the date hereof until August 22, 2025 with respect to the shelf registration statement on Form S-3 (File No. 333-264394) and as of August 23, 2025 and thereafter with respect to the shelf registration statement on Form S-3 (File No. 333-286802).”

4.             The Company and Wainwright hereby agree that the date of this Amendment shall be a Representation Date under the ATM Agreement, the Company’s deliverables under Sections 3(o), 3(p) and 3(q) of the ATM Agreement shall be delivered to Wainwright on the date of this Amendment, and the Company shall file a Prospectus Supplement with the Commission on the date hereof.

5.             Except as expressly set forth herein, all of the terms and conditions of the ATM Agreement shall continue in full force and effect after the execution of this Amendment and shall not be in any way changed, modified or superseded by the terms set forth herein.

6.             This Amendment may be executed in one or more counterparts and by facsimile or “.pdf” signature or otherwise (including via electronic or digital signature), and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

[remainder of page intentionally left blank]

In acknowledgment that the foregoing correctly sets forth the understanding reached by the Company and Wainwright, please sign in the space provided below, whereupon this Amendment shall constitute a binding amendment to the ATM Agreement as of the date indicated above.

Very truly yours,

H.C. WAINWRIGHT & CO., LLC

By
Name:
Title:

Accepted and Agreed:

PROTALIX BIOTHERAPEUTICS, INC.

By:
	Name:	Eyal Rubin
	Title:	Sr. Vice President and Chief Financial Officer and Treasurer

[signature page to PLX Amendment to

atm agreement]

3